                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         ______________________________


                                   FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 3, 1996



                           THE MORNINGSTAR GROUP INC.
               (Exact name of Registrant as specified in charter)




          DELAWARE                     0-19075                   75-2217488
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)



      5956 SHERRY LANE, SUITE 1500                             75225-6522
          (FORMERLY SUITE 1800)                                (Zip Code)
              DALLAS, TEXAS
(Address of principal executive offices)




      Registrant's telephone number, including area code:  (214) 360-4777

                         ______________________________

                         INDEX TO FINANCIAL STATEMENTS

ITEM 7.(a)       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                                                                            Page

      Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . .                     2

      Presto Food Products, Inc. Combined Balance Sheets  . . . . . . . . . . . . . . . . .                             3

      Presto Food Products, Inc. Combined Statements of Income  . . . . . . . . . . . . . .                             4

      Presto Food Products, Inc. Combined Statements of Changes in Shareholders' Equity . . . . . .                     5

      Presto Food Products, Inc. Combined Statements of Cash Flow . . . . . . . . . . . . .                             6

      Notes to Presto Food Products, Inc. Combined Financial Statements . . . . . . . . . . . . . .                     7

ITEM 7.(b)       PRO FORMA FINANCIAL INFORMATION.

      Pro Forma Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    15

      Pro Forma Statement of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    18

                      REPORT OF INDEPENDENT ACCOUNTANTS





February 8, 1996


To the Board of Directors and
Shareholders of
Presto Food Products, Inc. and Affiliate


In our opinion, the accompanying combined balance sheets and the related combined statements of income, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Presto Food Products, Inc. and Affiliate at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                    PRESTO FOOD PRODUCTS, INC. AND AFFILIATE

                            COMBINED BALANCE SHEETS
                                    ($000's)

                                                            September 30
                                                             (Unaudited)            December 31,
                                                           ----------------   ---------------------
                                                               1996              1995         1994
                                                              ------             ----         ----
           ASSETS

Current Assets:
 Cash and cash equivalents                                    $   287           $ 6,313    $ 1,543
 Accounts receivable (Note 7)                                  14,379            14,701     14,693
 Inventories (Note 7)                                          13,765             7,487     10,694
 Other current assets                                              25               664        608
                                                              -------           -------    -------
      Total current assets                                     28,456            29,165     27,538

Property, plant and equipment, net  (Note 7)                   24,206            22,802     24,292
Other assets                                                      968               386        534
                                                              -------           -------    -------
                                                              $53,630           $52,353    $52,364
                                                              =======           =======    =======


              LIABILITIES AND SHAREHOLDERS' EQUITY
              ------------------------------------

Current liabilities:
  Notes payable - current portion (Note 3)                    $ 4,407           $ 1,989   $ 1,967
  Accounts payable                                              8,091             4,002     6,349
  Accrued liabilities                                           4,508             4,909     3,328
                                                              -------           -------   -------

        Total current liabilities                              17,006            10,900    11,644

Notes payable - noncurrent portion (Note 3)                     9,178            11,017    12,974
Deferred compensation (Note 5)                                  2,746             2,746     2,258
                                                              -------           -------   -------

        Total liabilities                                      28,930            24,663    26,876
                                                              -------           -------   -------

Shareholders' equity:
  Common stock (Note 2)                                            13                13        13
  Additional paid-in capital                                      150               150       150
  Retained earnings                                            24,537            27,527    25,325
                                                              -------           -------   -------

        Total shareholders' equity                             24,700            27,690    25,488
                                                                                -------   -------
                                                              $53,630           $52,353   $52,364
                                                              =======           =======   =======

   The accompanying notes are an integral part of these financial statements.

                    PRESTO FOOD PRODUCTS, INC. AND AFFILIATE

                         COMBINED STATEMENTS OF INCOME
                                    ($000's)



                                                For the nine months ended              For the years ended
                                                      September 30,                        December 31,
                                                        (Unaudited)
                                               --------------------------        ----------------------------------

                                                1996               1995            1995          1994         1993
                                                ----               ----            ----          ----         ----
Net sales                                     $101,206            $97,651        $139,472      $135,272    $126,612
Cost of goods sold                              62,399             62,746          89,206        83,901      76,984
                                              --------           --------        --------      --------    --------

        Gross profit                            38,807             34,905          50,266        51,371      49,628
                                              --------           --------        --------      --------    --------

Selling expenses                                23,159             22,693          30,928        33,845      30,602
General and administrative expenses              8,558              7,260          10,055         9,342      10,146
                                              --------           --------        --------      --------    --------

        Total expenses                          31,717             29,953          40,983        43,187      40,748
                                              --------           --------        --------      --------    --------

        Operating income                         7,090              4,952           9,283         8,184       8,880
                                              --------           --------        --------      --------    --------

Interest expense                                 1,025              1,141           1,479         1,750       1,847
Other income and expense, net (Note 7)            (108)              (538)           (106)          376         399
                                              --------           --------        --------      --------    --------

                                                   917                603           1,373         2,126       2,246
                                              --------           --------        --------      --------    --------

Income before income taxes                       6,173              4,349           7,910         6,058       6,634

Provision for income taxes (Note 4)                113                 93             209           151         235
                                              --------           --------        --------      --------    --------

        Net income                            $  6,060           $  4,256        $  7,701      $  5,907    $  6,399
                                              ========           ========        ========      ========    ========





   The accompanying notes are an integral part of these financial statements.

                    PRESTO FOOD PRODUCTS, INC. AND AFFILIATE

             COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                    ($000's)




                                                                                                 Total
                                                  Common Stock       Additional                  share-
                                              --------------------    paid-in        Retained    holders'
                                              Series A    Series B    capital        earnings     equity
                                              --------    --------   ----------      --------    --------
Balance, December 31, 1992                   $   1        $  12          $150         $22,228    $22,391

  Net income                                                                           6,399       6,399

  Dividends paid                                                                      (3,303)     (3,303)
                                             -----        -----        ------        -------     -------

Balance, December 31, 1993                       1           12           150         25,324      25,487

  Net income                                                                           5,907       5,907

  Dividends paid                                                                      (5,906)     (5,906)
                                             -----        -----        ------        -------     -------

Balance, December 31, 1994                       1           12           150         25,325      25,488


 Net income                                                                            7,701       7,701

  Dividends paid                                                                      (5,499)     (5,499)
                                             -----        -----        ------        -------     -------

Balance, December 31, 1995                   $   1        $  12        $  150        $27,527     $27,690


 Net income (unaudited)                                                                6,060       6,060

 Dividends paid (unaudited)                                                           (9,050)     (9,050)
                                             -----        -----        ------        -------     -------

Balance, September 30, 1996 (unaudited)      $   1        $  12        $  150        $24,537     $24,700
                                             =====        =====        ======        =======     =======




   The accompanying notes are an integral part of these financial statements.

                    PRESTO FOOD PRODUCTS, INC. AND AFFILIATE

                        COMBINED STATEMENTS OF CASH FLOW

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                    ($000's)

                                                              Nine months ended
                                                                 September 30,                  Years ended December 31,
                                                                  (Unaudited)
                                                              -------------------            -------------------------------
                                                               1996          1995              1995          1994       1993
                                                               ----          ----              ----          ----       ----
Cash flows from operating activities:
  Net income                                                  $ 6,060         $4,256         $ 7,701       $ 5,907     $ 6,399
  Adjustments to reconcile net income to net cash
   provided by operating activities -
     Depreciation                                               2,299          2,005           3,173         2,850       2,596
     Amortization                                                   -              9              11           477         626
     Changes in assets and liabilities (Note 8)                (2,211)          (823)          3,002        (3,949)       (189)
                                                               ------         -------        -------       -------     -------

  Cash provided by operating activities                         6,148          5,447          13,887         5,285       9,432
                                                              -------         ------         -------       -------     -------

Cash flows from investing activities:
  Decrease (increase) in short-term investments                    -               -             -           3,177        (145)
  Additions to property, plant and equipment                   (3,703)          (934)         (1,683)       (3,404)     (4,955)
                                                               ------         -------        -------       -------     -------

  Cash used in investing activities                            (3,703)          (934)         (1,683)         (227)     (5,100)
                                                               ------         ------         -------       -------     -------

Cash flows from financing activities:
  Proceeds from borrowings                                      2,418              -            -            2,000       2,000
  Payments on notes payable                                    (1,839)        (1,736)         (1,935)       (3,706)     (1,772)
  Dividends paid                                               (9,050)        (3,663)         (5,499)       (5,906)     (3,303)
                                                               ------         ------         -------       -------     -------

  Cash used in financing activities                            (8,471)        (5,399)         (7,434)       (7,612)     (3,075)
                                                               ------         ------         -------       -------     -------

Net increase (decrease) in cash and cash
  equivalents                                                  (6,026)          (886)          4,770        (2,554)      1,257

Cash and cash equivalents at beginning of year                  6,313          1,543           1,543         4,097       2,840
                                                              -------        -------         -------       -------     -------

Cash and cash equivalents at end of year                      $   287        $   657         $ 6,313       $ 1,543     $ 4,097
                                                              =======        =======         =======       =======     =======


Cash paid for interest                                        $ 1,087        $ 1,203

Cash paid for income taxes                                    $    92        $   127


   The accompanying notes are an integral part of these financial statements.

                    PRESTO FOOD PRODUCTS, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 1 - THE COMPANY AND ITS
  SIGNIFICANT ACCOUNTING POLICIES:

Presto Food Products, Inc. and its affiliate (collectively, the Company) produce non-dairy and other specialty food products which it markets and distributes to institutional and retail customers throughout the United States. Established in 1937, the Company is a corporation which operates production facilities in California and Tennessee and maintains sales offices and distribution centers in several states.

Principles of combination

The combined financial statements of the Company include the accounts of Presto Food Products, Inc. (Presto) and its affiliate, Presto Transportation, Inc.
(PTI), formerly RGB Laboratories, Inc. (RGB). Presto owns 70% of the outstanding shares of common stock of PTI. The remaining shares of PTI are owned by Presto shareholders in approximately the same proportion as their ownership in Presto. All significant intercompany accounts and transactions have been eliminated from the combined accounts.

Unaudited Interim Financial Information

The unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state Presto's financial position, the results of its operations and its cash flows for the periods presented.

The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of results for the entire fiscal year ending December 31, 1996.

Cash and cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Concentration of credit risk

The Company sells its products to wholesale and retail customers throughout the United States. In addition, the Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses which, when realized, have generally been within the range of management's expectations. The Company has no significant concentration of credit risk.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market.

NOTE 1 - THE COMPANY AND ITS
  SIGNIFICANT ACCOUNTING POLICIES, (Continued):


Property, plant and equipment

Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line method over the following estimated useful lives of the assets:

      Buildings and improvements                                  12 - 30 years
      Equipment                                                    3 - 10 years

Expenditures for maintenance, repairs and improvements which do not materially extend the useful lives of assets are charged to operations when incurred. Major additions and improvements are capitalized at cost and depreciated over their estimated useful lives.

Income taxes

For federal and state income tax purposes, the Company made an election to obtain S-Corporation status effective for years subsequent to 1986. In certain states in which S-corporation status is unavailable, the Company files as a C corporation.


NOTE 2 - COMMON STOCK:

Common stock consists of the following:

Series A Common, voting, no par value, $.01 stated
  value, 100,000 shares authorized, 16,623 shares
  issued and outstanding                                                $ 1,000

Series B Common, non-voting, no par value, $.01 stated
  value, 1,500,000 shares authorized, 1,289,938 shares
  issued and outstanding                                                 12,000
                                                                        -------

                                                                        $13,000
                                                                        =======

NOTE 3 - NOTES PAYABLE:

Notes payable consist of the following:

                                                                                        December 31,
                                                                                     ------------------
                                                                                     1995          1994
                                                                                     ----          ----
                                                                                          ($000's)
9-3/4% unsecured senior notes, quarterly
  payments of interest through 2001,
  and annual installments of principal
  of $1,000,000 beginning in 1992
  through 2001                                                                     $ 6,000      $ 7,000

15% unsecured subordinated note,
  quarterly payments of interest through
  2002, principal balance due in 2002                                                2,296        2,296

7.97% unsecured senior note, monthly
  payments of principal and interest of
  approximately $33,000 through 1999                                                 1,500        1,867

6.1% unsecured senior note, monthly
  payments of principal and interest of
  approximately $33,000 through 1998                                                 1,109        1,505

15% unsecured subordinated notes,
  annual installments of principal and
  interest of $317,000 through 2002                                                  1,317        1,420

7.5% unsecured subordinated notes,
  quarterly payments of interest through
  1994 followed by forty quarterly
  installments of $36,000                                                              784          853
                                                                                   -------      -------

    Total notes payable                                                             13,006       14,941

Current portion of notes payable                                                     1,989        1,967
                                                                                   -------      -------

Notes payable - noncurrent portion                                                 $11,017      $12,974
                                                                                   =======      =======

The terms of the 9-3/4% senior notes require maintenance of various financial and other covenants which limit certain transactions with respect to capital stock, tangible assets, borrowings, leases and distributions. At December 31, 1995, the Company was in compliance with all such covenants.

The Company maintains a credit arrangement with a bank which provides revolving short-term unsecured loans and letters of credit of up to $5,000,000 in the aggregate. Such loans are made at the bank's prime lending rate. This agreement requires the Company to comply with certain financial and other covenants; the Company was in compliance at December 31, 1995 and 1994. There are no outstanding borrowings at December 31, 1995 under this agreement.

Aggregate future maturities of notes payable at December 31, 1995 are as follows ($000's):

        Year End December 31,
        ---------------------
                    1996                                            $ 1,989
                    1997                                              2,013
                    1998                                              1,961
                    1999                                              1,574
                    2000                                              1,308
                    Thereafter                                        4,161
                                                                    -------

                                                                    $13,006
                                                                    =======


NOTE 4 - PROVISION FOR INCOME TAXES:

The provision for income taxes principally reflects the 1.5% surtax on California earnings of the Company. Because the Company has elected S-Corporation status for federal and state tax purposes, substantially all of the income tax obligations related to the Company's taxable income are passed through to its shareholders. It is the Company's policy to distribute dividends to its shareholders in amounts which at a minimum are sufficient for them to meet their individual tax obligations arising from the Company's current year taxable earnings.


NOTE 5 - EMPLOYMENT BENEFIT PLANS:

Deferred compensation

The Company maintains a deferred compensation plan for certain executives. Under the plan, participants may receive annual grants of units which vest based upon total years of employment and years of employment following each grant. The unit values are based upon a formula related to the change in total shareholders' equity from the time of the grant to the time the units are surrendered for redemption. The (decrease) increase in the value of all outstanding units was $488,000, ($107,000) and $479,000 during the years ended 1995, 1994 and 1993, respectively.

Retirement and Employee Savings Plan

In 1986, the Company established the Presto Food Products, Inc. Retirement and Employee Savings Plan (the Plan). Employees who have attained the age of 21 and completed at least six months of service are eligible to participate in the Plan. Participants may elect to defer 2% to 15% of their annual compensation. The Company matches, depending on the length of service, 50% to 100% of the participant's deferred contributions up to 6% of the participant's annual compensation. Matching payments by the Company amounted to $256,000, $202,000 and $194,000 in 1995, 1994 and 1993, respectively. In addition, the Company recorded a discretionary contribution of $252,000, $220,000 and $245,000 in 1995, 1994 and 1993, respectively.

Multi-employer Pension Plans

Approximately 60% of the Company's full-time employees are covered by union-sponsored, multi-employer pension plans. During 1995, 1994 and 1993, the Company recorded $542,000, $689,000 and $513,000 relating to these plans. Contributions are determined in accordance with provisions of negotiated labor contracts and are generally based upon the number of hours worked. The Company has been advised that there are no withdrawal liabilities under these plans as of December 31, 1995.


NOTE 6 - COMMITMENTS:

The Company occupies facilities and rents equipment under lease agreements which expire at various dates through 2002. At December 31, 1995, the future minimum rentals under leases are $587,000, $387,000, $146,000, $65,000, $50,000
and $38,000 for each of the next five years and thereafter.   Certain of these
leases also provide for payments of taxes and insurance. Total rental expense, including month-to-month rental of machinery and equipment, was approximately $2,216,000, $2,248,000 and $1,936,000 in 1995, 1994 and 1993, respectively.

NOTE 7 - DETAIL OF SELECTED BALANCE SHEET
  AND INCOME STATEMENT CAPTIONS:


                                              December 31,
                                           -----------------
                                           1995         1994
                                                ($000's)
Accounts Receivable

  Trade                                   $14,954     $14,713

  Allowance for doubtful accounts            (438)       (422)
                                          -------     -------
                                           14,516      14,291
  Other                                       185         402
                                          -------     -------
                                          $14,701     $14,693

Inventories

  Raw materials and packaging             $ 3,945     $ 4,147
  Finished goods                            3,542       6,547
                                          -------     -------
                                          $ 7,487     $10,694

Property, plant and equipment, net

  Land                                    $   894     $   894
  Buildings and improvements               12,349      11,739
  Equipment                                30,204      29,358

    Total property, plant and             -------      ------
     equipment, at cost                   $43,447      41,991

  Accumulated depreciation                (20,645)    (17,699)
                                          -------     -------
                                          $22,802     $24,292




NOTE 7 - DETAIL OF SELECTED BALANCE SHEET
  AND INCOME STATEMENT CAPTIONS, (Continued):


                                                                         For the years ended December 31,
                                                                         --------------------------------
                                                                         1995         1994           1993
                                                                         ----         ----           ----
                                                                                   ($000's)
Other expense (income)

  Interest income                                                      $ (58)        $ (51)        $(216)
  Amortization and other                                                 (48)          427           615
                                                                         ---           ---          ----

                                                                       $(106)        $ 376         $ 399
                                                                       =====         =====         =====



NOTE 8 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Details of changes in assets and liabilities which increased (decreased) cash are presented below:

                                                                         For the years ended December 31,
                                                                         -----------------------------------
                                                                         1995             1994          1993
                                                                         ----             ----          ----
                                                                                      ($000's)
Increase (decrease) in cash:
  Accounts receivable                                                  $    (8)        $(1,361)      $  (719)
  Inventories                                                            3,207          (3,628)         (368)
  Other current assets                                                     (56)             67            69
  Intangible and other assets                                              137               7            18
  Accounts payable                                                      (2,347)          1,800           132
  Accrued liabilities                                                    1,581            (727)          200
  Deferred compensation                                                    488            (107)          479
                                                                       -------         -------       -------

                                                                       $ 3,002         $(3,949)      $  (189)
                                                                       =======         =======       =======


Cash paid for interest amounted to $1,486,000, $1,783,000 and $1,863,000 in 1995, 1994 and 1993, respectively. Cash paid for income taxes amounted to $235,000, $221,000 and $209,000 in 1995, 1994 and 1993, respectively.

                        PRO FORMA FINANCIAL INFORMATION


         The unaudited pro forma financial information set forth below is presented to illustrate the estimated effects of the acquisition of Presto Food Products, Inc. ("Presto"). The Pro Forma Balance Sheet has been prepared assuming this transaction occurred on Septeber 30, 1996. The Pro Forma Statement of Operations has been prepared assuming the transaction occurred on January 1, 1995. The unaudited pro forma financial information is not necessarily indicative of what the Company's financial position or results of operations would have been if the acquisition and the renegotiated senior credit facility had been consummated at the assumed dates, nor is it indicative of future results of operations.

                          THE MORNINGSTAR GROUP INC.
                           PRO FORMA BALANCE SHEET
                           AS OF SEPTEMBER 30, 1996
                            (Dollars in Thousands)
                                 (Unaudited)


                                                         Morningstar     Presto        Purchase of Presto
                                                         Historical     Historical     ------------------     Pro Forma
ASSETS                                                    Balances       Balances       Debit     Credit      Balances
------                                                    --------       --------       -----     ------      --------
CURRENT ASSETS:
  Cash . . . . . . . . . . . . . . . . . . . . . .       $    3,724       $   287    $     --      $ --      $  4,011
  Accounts receivable, net   . . . . . . . . . . .           36,344        14,379          954(a)    --        51,677
  Inventories  . . . . . . . . . . . . . . . . . .           15,992        13,765          --        --        29,757
  Prepaids and deposits  . . . . . . . . . . . . .            2,042            25          --        --         2,067
  Deferred tax assets  . . . . . . . . . . . . . .            3,089           --           --        --         3,089
  Net assets held for sale . . . . . . . . . . . .              804           --           --        --           804
                                                         ----------       --------   ---------     -----     --------
    Total current assets . . . . . . . . . . . . .           61,995        28,456          954       --        91,405

Net property, plant and
        equipment  . . . . . . . . . . . . . . . .           57,354        24,206          --        --        81,560

INTANGIBLE AND OTHER
ASSETS:
  Identifiable intangible assets . . . . . . . . .            3,278           --        70,000 (b)   --        73,278
  Goodwill, net  . . . . . . . . . . . . . . . . .           65,452           --        29,847 (c)   --        95,299
  Deferred financing costs . . . . . . . . . . . .              980           --         1,846 (d)   --         2,826
  Other assets . . . . . . . . . . . . . . . . . .              236            968         --        --         1,204
                                                         ----------       --------   ---------     -----     --------
                                                             69,946            968     101,693       --       172,607
    Total intangible and other assets  . . . . . .       ----------       --------   ---------     -----     --------


    TOTAL ASSETS . . . . . . . . . . . . . . . . .       $  189,295       $ 53,630   $ 102,647     $ --      $345,572
                                                         ==========       ========   =========     =====     ========


  The accompanying notes are an integral part of this consolidated statement.

                          THE MORNINGSTAR GROUP INC.
                           PRO FORMA BALANCE SHEET
                           AS OF SEPTEMBER 30, 1996
                            (Dollars in Thousands)
                                 (Unaudited)


                                                         Morningstar     Presto        Purchase of Presto
                                                         Historical     Historical     ------------------       Pro Forma
LIABILITIES & SHAREHOLDERS' EQUITY                        Balances       Balances       Debit     Credit        Balances
----------------------------------                        ---------      --------       -----     ------        --------
CURRENT LIABILITIES:
  Accounts payable                                         $ 28,462       $ 8,091       $ --     $    --         $ 36,553
  Accrued liabilities                                        22,541         4,508         --        6,840 (a)      33,889
  Current portion of long-term debt                          12,836         4,407         --       (9,243)(e)       8,000
                                                           --------       -------       -----    --------        --------
    Total current liabilities                                63,839        17,006         --       (2,403)         78,442

LONG TERM DEBT                                               37,164         9,178         --      119,158 (e)     165,500

OTHER LONG-TERM LIABILITIES                                   5,339         2,746         --       10,592 (a)      18,677

STOCKHOLDERS' EQUITY:
  Common stock                                                  153            13         --          (13)(f)         153
  Additional paid-in capital                                 72,599           150         --         (150)(f)      72,599
  Treasury stock, at cost                                    (6,140)          --          --                       (6,140)
  Retained earnings                                          16,341        24,537         --      (24,537)(f)      16,341
                                                           --------       -------       -----    --------        --------
    Total stockholders' equity                               82,953        24,700         --      (24,700)         82,953
                                                           --------       -------       -----    --------        --------

    TOTAL LIABILITIES AND EQUITY                           $189,295       $53,630       $ --     $102,647        $345,572
                                                           ========       =======       =====    ========        ========


                            The Morningstar Group
                Notes to Pro Forma Consolidated Balance Sheet
                           As of September 30, 1996
                                 (Unaudited)


The pro forma adjustments to the accompanying Consolidated Balance Sheet are summarized below:

[a] To record the working capital assets and liabilities created in connection with the Presto acquisition.

[b] To record identifiable intangible assets as a result of the Presto acquisition.

[c]     To record goodwill resulting from the acquisition.

[d] To record additional deferred financing costs related to the additional financing for the acquisition.

[e] To record additional funds borrowed under the term loan to complete the acquisition and to classify debt to the appropriate amount of current portion outstanding.

[f]     To eliminate Presto's stockholders' equity.

                  THE MORNINGSTAR GROUP INC. AND SUBSIDIARIES
                       PRO FORMA STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                             (Dollars in Thousands)
                                  (Unaudited)

                                       Historical              Historical
                                       Morningstar               Presto                            Pro Forma
                                       Nine Months             Nine Months                         Nine Months
                                         Ended                   Ended              Presto           Ended
                                   September 30, 1996      September 30, 1996     Adjustments  September 30, 1996
                                   ------------------      ------------------     -----------  ------------------
NET SALES . . . . . . . . . . . . .  $   267,286            $  101,206           $     --         $   368,492

COST OF GOODS SOLD  . . . . . . . .      207,317                62,399                 --             269,716
                                     -----------            ----------           -----------      -----------

    Gross Profit  . . . . . . . . .       59,969                38,807                 --              98,776

OPERATING COSTS AND
 EXPENSES:
  Distribution, Selling,
  General and administrative  . . .       43,884                31,717               1,931 (a)         72,282
                                                                                    (5,250)(b)
                                     -----------            ----------           -----------      -----------

OPERATING INCOME  . . . . . . . . .       16,085                 7,090               3,319             26,494

INTEREST EXPENSE  . . . . . . . . .        2,033                 1,025               6,199 (c)          9,257
AMORTIZATION OF DEFERRED
  FINANCING COSTS . . . . . . . . .          284                   --                  231 (d)            515
OTHER INCOME, NET . . . . . . . . .         (350)                 (108)                 --               (458)
                                     -----------            ----------           -----------      -----------

INCOME/(LOSS) BEFORE
  INCOME TAXES  . . . . . . . . . .       14,118                 6,173              (3,111)            17,180
PROVISION FOR
  INCOME TAXES  . . . . . . . . . .        4,797                   113               1,173 (e)          6,083
                                     -----------            ----------           -----------      -----------

NET INCOME/(LOSS) . . . . . . . . .  $     9,321            $    6,060           $  (4,284)       $    11,097
                                     ===========            ==========           ===========      ============

EARNINGS (LOSS) PER
  SHARE . . . . . . . . . . . . . .  $      0.63                                                  $      0.75

AVERAGE COMMON SHARES
  OUTSTANDING . . . . . . . . . . .   14,802,981                                                   14,802,981

  The accompanying notes are an integral part of this consolidated statement.

                  THE MORNINGSTAR GROUP INC. AND SUBSIDIARIES
                       PRO FORMA STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                             (Dollars in Thousands)
                                  (Unaudited)

                                      Historical          Historical
                                      Morningstar           Presto                            Pro Forma
                                      Year Ended          Year Ended                            Year
                                      December 31,        December 31,       Presto             Ended
                                          1995               1995          Adjustments     December 31, 1995
                                      ------------        ----------       -----------     ------------------
NET SALES . . . . . . . . . . . . .   $  304,730         $  139,472         $     --         $       444,202

COST OF GOODS SOLD  . . . . . . . .      232,948             89,206               --                 322,154
                                       ---------          ---------          ---------       ---------------

    Gross Profit  . . . . . . . . .       71,782             50,266               --                 122,048

OPERATING COSTS AND
 EXPENSES:
  Distribution, Selling,
    General and Administrative. . .       51,354             40,983              2,574 (a)            88,911
                                                                                (6,000)(b)
                                      ----------         ----------         ----------       ---------------

OPERATING INCOME  . . . . . . . . .       20,428              9,283              3,426                33,137

INTEREST EXPENSE  . . . . . . . . .        3,921              1,479              6,789 (c)            12,189
AMORTIZATION OF DEFERRED
  FINANCING COSTS . . . . . . . . .          381                 --                308 (d)               689
OTHER INCOME, NET . . . . . . . . .       (1,276)              (106)               --                 (1,382)
                                      ----------         ----------         ----------       ---------------

INCOME/(LOSS) BEFORE
  INCOME TAXES  . . . . . . . . . .       17,402              7,910             (3,671)               21,641
PROVISION FOR
  INCOME TAXES  . . . . . . . . . .        6,062                209              1,571 (e)             7,842
                                      ----------         ----------         ----------       ---------------

NET INCOME/(LOSS) . . . . . . . . .   $   11,340         $    7,701          $  (5,242)      $        13,799
                                      ==========         ==========          =========       ===============

EARNINGS (LOSS) PER
  SHARE . . . . . . . . . . . . . .   $     0.74                                             $         0.91

AVERAGE COMMON SHARES
  OUTSTANDING . . . . . . . . . . .   15,245,562                                                 15,245,562

  The accompanying notes are an integral part of this consolidated statement.

                            THE MORNINGSTAR GROUP
           NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
               For the Nine Months Ended September 30, 1996 and
                  the Twelve Months Ended December 31, 1995
                                 (Unaudited)

The pro forma adjustments to the accompanying Consolidated Statement of Operations are summarized as follows:

[a]     To record amortization expense for goodwill and intangibles:



[b] Reduction in personnel costs for selling, marketing and general administration.



[c] To restate interest expense due to the increased term loan, less the reduction in the revolver and the cash provided by Presto operations.



[d]     To recognize additional amortization of deferred financing costs.



[e] The recognition of incremental federal and state income taxes such that the Presto pro forma effective tax rate equals 42%.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        THE MORNINGSTAR GROUP INC.
                                        (Registrant)



                                        By:  /s/ Darron K. Ash
                                            -----------------------------------
                                            Darron K. Ash
                                            Vice President and Chief Financial
                                            Officer

Date:    February 18, 1997